FORM OF

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), is dated as of March 20, 2013, among Samson Oil & Gas Limited, an Australian corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement filed pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, (i) Ordinary Shares (as defined below), and (ii) Warrants (as defined below), in each case as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“A$” means Australian dollars.

“American Depositary Shares” or “ADSs” shall mean the American Depositary Shares equivalent to twenty (20) of the Company’s Ordinary Shares that are listed and trade on the NYSE MKT under the trading symbol “SSN”.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Acquiring Entity” shall have the meaning ascribed to such term in Section 4.11(f).

“Closing” means the closing of the Offering on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the date of this Agreement unless another date is mutually agreed to by the parties.

“Commission” means the U.S. Securities and Exchange Commission.

“Depositary” shall have the meaning ascribed to such term in Section 2.2.

“Dissolution” shall have the meaning ascribed to such term in Section 4.11(e).

“Escrow Agent” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Escrow Agreement” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than, in the case of the Securities, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by a Purchaser).

“Material Adverse Effect” means any material adverse effect on (a) the enforceability of any Transaction Document or (b) the Company’s ability to perform in any material respect its obligations under any Transaction Document, other than any such effect that resulted primarily from (i) any change in the United States or foreign economies or securities or financial markets in general, (ii) any change that generally affects the oil and gas industry, or (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l) of this Agreement.

“Non-Cash Dividend” shall have the meaning ascribed to such term in Section 4.11(e).

“Offering” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Ordinary Shares” means the Ordinary Shares of the Company, which trade on the ASX under the symbol “SSN”, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof, pursuant to the terms of such securities, to acquire at any time Ordinary Shares, including, without limitation, ADSs, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Organic Change” shall have the meaning ascribed to such term in Section 4.11(e).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Press Release” shall have the meaning ascribed to such term in Section 4.4 of this Agreement.

“Proceeding” means any civil or criminal action, claim, suit, arbitration, investigation or proceeding.

“Prospectus” means the base prospectus filed with the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6 of this Agreement.

“Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-183327) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“Replacement Warrants” shall have the meaning ascribed to such term in Section 4.11(f) of this Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) of this Agreement.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) of this Agreement.

“Securities” means the Ordinary Shares, Warrants and the Warrant Shares and the ADSs for which the Ordinary Shares and the Warrant Shares may be exchanged.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Ordinary Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” which is defined in Australian dollars but may be paid in either United States dollars or Australian dollars so long as it is immediately available funds.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a) of this Agreement.

“Transaction Documents” means this Agreement, including the terms and conditions of Warrants, and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Unit” means one Ordinary Share and forty hundredths (.40) of a Warrant.

“Unit Purchase Price” equals A$0.025.

“Warrant Exercise Price” equals A$0.038, subject to adjustment as provided in this Agreement and in the terms and conditions of the Warrants attached hereto as Exhibit B.

“Warrants” means the transferable options to purchase Ordinary Shares issued to the Purchasers at the Closing in accordance with Section 2.1 of this Agreement, which Warrants shall be exercisable as set forth therein, and have the additional terms and conditions as set forth in Exhibit B attached hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase of Securities. At the Closing, upon the terms set forth herein, the Company shall sell, and the Purchasers shall purchase, severally and not jointly, 109,752,575 Units consisting of an aggregate of 109,752,575 Ordinary Shares and 43,901,030 Warrants at the Unit Purchase Price for an aggregate purchase price of $2,850,000 by payment of the Subscription Amounts set forth for each Purchaser (the “Offering.”). Each Purchaser shall deliver to the Person designated as the escrow agent (the “Escrow Agent”) by the escrow agreement to be executed at Closing (the “Escrow Agreement”) via wire transfer immediately available funds equal to its Subscription Amount and the Company shall issue to each Purchaser its respective Ordinary Shares and Warrants and the other items set forth in Section 2.3 of this Agreement deliverable at the Closing on the Closing Date. The Ordinary Shares and Warrants will be issued in uncertificated form and will be registered in the name of each Purchaser with the Company’s share registry, Security Transfer Registrars, 770 Canning Highway, Applecross, Western Australia 6153, telephone +618 9315 2333. The Closing shall occur at 9:00 a.m., Denver time, at the offices of Davis Graham & Stubbs LLP, 1550 17th St, Denver CO, 80202, or such other time and location as the parties shall mutually agree.

2.2 Exchange of Ordinary Shares for ADSs; Escrow. Unless contrary written instructions are received from an individual Purchaser, all Ordinary Shares purchased in this Offering shall be delivered on the Closing Date to the depositary for the ADSs, The Bank of New York Mellon (the “Depositary”), to be exchanged for ADSs, and the Purchasers will execute all documents required by the Depositary to effect such exchange. The Depositary is expected to deliver ADSs to Purchasers through the Depositary Trust Corporation no later than three business days after the Closing Date. Upon receipt of ADSs by Purchasers (or delivery of the Ordinary Shares for Purchasers who elect to retain the Ordinary Shares), the Escrow Agent shall release Purchasers’ funds to the Company. If payment is made in U.S. dollars instead of Australian dollars, the currency conversion of U.S. dollars to Australian dollars shall be determined by the exchange rate set by the Reserve Bank of Australia (http://www.rba.gov.au/statistics/frequency/exchange-rates.html) on March 19, 2013. Each Purchaser shall be responsible for payment of any ADS exchange fees to the Depositary for the Purchaser’s Ordinary Shares. No fractional share of an ADS will be issued upon exchange of Ordinary Shares for ADSs.

2.3 Deliveries; Closing Conditions.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) evidence of the issuance of a number of Ordinary Shares equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser (the “Purchase Shares”) ; and

(ii) evidence of the issuance of a Warrant registered in the name of such Purchaser to purchase up to forty percent (40%) of the number of Ordinary Shares purchased by the Purchaser at Closing, at the Warrant Exercise Price of A$0.038;

(iii) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(iv) evidence of (A) remittance of the Purchaser’s Ordinary Shares to the Depositary and (B) instructions to the Depositary to issue ADSs to each Purchaser in an amount equal to one twentieth of the number of Ordinary Shares purchased by such Purchaser; and

(v) an executed Escrow Agreement authorizing the release of the Subscription Amount to the Company when the ADSs are delivered to the Purchaser.

(b) At Closing, each Purchaser shall deliver or cause to be delivered to the Escrow Agent:

(i) such Purchaser’s Subscription Amount, payable in United States dollars or Australian dollars, by wire transfer to the account specified by the Company in the Escrow Agreement; and

(ii) an executed Escrow Agreement authorizing the release of the Subscription Amount to the Company when the ADSs are delivered to the Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to each Purchaser as of the date hereof:

(a) Subsidiaries. All of the direct and indirect subsidiaries (each, a “Subsidiary”) of the Company are set forth on the Company’s most recently filed Annual Report on Form 10-K.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except where the revocation, limitation or curtailment could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company, its board of directors or its shareholders in connection therewith other than the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; (iii) insofar as indemnification and contribution provisions may be limited by applicable law and (iv) as limited through the exercise of supervisory or enforcement powers of applicable government authorities.

(d) No Conflicts. Assuming receipt of the Required Approvals, the execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except as would not have or reasonably be expected to result in a Material Adverse Effect, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company will make all reasonable efforts to obtain all necessary consents, waivers, authorizations and orders, and will give all notices to, and make all filings with, federal, state, local and other governmental authorities or other Persons, including, without limitation, the ASX and the NYSE MKT, in connection with the execution, delivery and performance by the Company of the Transaction Documents, including but not limited to the listing application with respect to the listing of the ADSs required pursuant to Section 4.8 (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Ordinary Shares, the ADSs and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares and the ADSs for which the Warrant Shares may be exchanged are duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Ordinary Shares, ADSs, Warrant Shares and the ADSs for which the Warrant Shares may be exchanged are being issued pursuant to the Registration Statement and their issuance has been registered by the Company pursuant to the Securities Act.

(g) Capitalization. Except as disclosed in the SEC Reports, the Company has not issued any equity securities since its most recently filed Form 10-Q, other than pursuant to the exercise of employee stock options pursuant to the Company’s stock option plans, and pursuant to the conversion or exercise of Ordinary Share Equivalents outstanding as of the date of the most recently filed periodic report pursuant to the Exchange Act.

(h) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed in the SEC Reports or in Company press releases, since the date of the latest financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to existing Company equity incentive and incentive compensation plans.

(j) Litigation. Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) is reasonably expected by the Company to result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. Except as disclosed in the SEC Reports, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (ii) neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit that would reasonably be expected to result in a Material Adverse Effect.

(m) Title to Assets. The Company and the Subsidiaries have good and marketable title to their oil and gas properties as disclosed in the SEC Reports except to the extent that any defect in or limitations on such title would not reasonably be expected to result in a Material Adverse Effect.

(n) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.

(o) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents except as follows:

Carter Terry & Company: $81,000, plus $10,000 of expenses (legal fees)

C&Co/Prince Ridge LLC: $30,000

Payment of the foregoing fees is contingent upon the recipient obtaining all necessary legal and regulatory approvals, including but not limited to clearance by FINRA under FINRA Rule 5110.

(p) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating termination of such registration.

(r) Disclosure. Except with respect to the material terms and conditions of the Transaction Documents, the Company confirms that it has not provided any of the Purchasers with information that constitutes or might constitute, as of the Closing Date, material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in the Securities.

(s) Acknowledgment Regarding Purchasers. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor to, or fiduciary of, the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and that any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.

(t) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the execution and delivery of this Agreement on the date first above written in this Agreement to the Company as follows:

(a) Prospectus and Prospectus Supplement. Purchaser (i) has received the Company’s Prospectus and Prospectus Supplement, (ii) confirms that Purchaser had full access to the Prospectus, the Prospectus Supplement and the information incorporated by reference therein and (iii) confirms that Purchaser was fully able to download, print, read and review such documents as well as all of the other SEC Reports.

(b) Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which any Purchaser, whether an individual or an entity, is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Intent to Take Over. Each Purchaser has no present actual intent to seek to effect, or to assist others in effecting, a hostile acquisition of the Company.

(d) Purchaser Status. Each Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and is not a resident of Australia or New Zealand, or is a person to whom the Offering can be made under one or more of the exemptions set out in section 708 of the Australian Corporations Act of 2001. Each Purchaser is not required to register as a broker-dealer under Section 15 of the Exchange Act.

The Purchaser represents that, except as set forth on the signature page, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member or an Associated Person (as such term is defined under FINRA Membership and Registration Rules Section 1011(b)) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for ordinary shares) or the voting power of the Company on a post-transaction basis.

(e) Experience of Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities. Each Purchaser has had access to such information as Purchaser deemed necessary in order to conduct any due diligence Purchaser desired to do in connection with the purchase and sale of the Securities. Each Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment. Each Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Purchaser acknowledges that Purchaser must rely on legal, tax and investment advisors of Purchaser’s own choosing in connection with its purchase of the Securities.

(f) No Government Review. Each Purchaser understands that no U.S., Australian or other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities purchased hereunder.

(g) Beneficial Ownership. The parties agree that it is their mutual intent that, immediately following each Purchaser’s purchase of Securities hereunder, such Purchaser, together with its Affiliates, will not beneficially own more than 4.99% of the Company’s Ordinary Shares. For purposes hereof, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(h) Non-U.S. Purchasers. Each Purchaser, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which such Purchaser purchases, offers, sells or delivers Securities or has in Purchaser’s possession or distributes any offering material, in all cases at Purchaser’s own expense.

(i) Non-Disclosure and No Misuse. The Purchaser represents that neither the Purchaser nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Purchaser has, directly or indirectly, as of the date of this Subscription Agreement, engaged in any transactions in the securities of the Company or has violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby. The Purchaser covenants that neither it, nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Purchaser, has engaged or will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Warrant Shares. When any Warrant is exercised, the Company will use its best efforts to have an effective registration statement to cover the issuance of the Warrant Shares if and to the extent that such a registration statement is needed to cause the Warrant Shares issued pursuant to any such exercise, including the ADSs for which such Warrant Shares may be exchanged, to be “free trading” shares with no restrictions on resale and no restrictive legends on certificates, if any.

4.2 SEC Reporting. Until (i) no Purchaser owns Securities or (ii) the Warrants have expired, whichever first occurs, the Company covenants (a) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act and (b) not to terminate its status as an issuer required to file reports pursuant to the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, other than in connection with a merger, consolidation or other acquisition in which the Company is not the surviving entity and in which provision is made by the surviving entity for preserving substantially identical rights of Warrant holders.

4.3 Integration. After the Offering, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate to sell any “security” (as defined in Section 2 of the Securities Act) in a transaction that would be integrated with the offer or sale of the Securities under the rules of the ASX or NYSE MKT and cause the Offering to require shareholder approval under any such rules.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby immediately following the Closing Date (the “Press Release”), and (b) file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby on the first business day following the Closing Date and include a form of Subscription Agreement and the Press Release thereto. From and after the issuance of the Press Release and the filing of the Form 8-K, the Company acknowledges that no Purchaser shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors or employees that is not disclosed in the Press Release.

4.5 Use of Proceeds. The Company will use the proceeds from the Offering as described in the Prospectus Supplement.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any action instituted against a Purchaser, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser or any governmental or regulatory agency, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser’s representations, warranties or covenants of the Transaction Documents or any agreements or understandings such Purchaser may have with any such shareholder or any material violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.7 Reservation and Registration of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue all of the Warrant Shares and the ADSs for which the Warrant Shares may be exchanged.

4.8 Listing of Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Ordinary Shares and ADSs on the ASX and NYSE MKT, respectively, and the Company shall file the applications to list all of ADSs and the ADSs for which the Warrant Shares may be exchanged on the NYSE MKT, no later than the date of their issuance. The Company further agrees that, if the Company applies to have the Ordinary Shares or ADSs traded on any other stock exchange, it will include in such application all of the Warrant Shares and related ADSs will take such other action as is necessary to cause all of the Warrant Shares and related ADSs to be listed on such other stock exchange as promptly as possible.

4.9 Certain Transactions and Confidentiality After the Date Hereof. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in the Securities or any other securities of the Company after the time that the transactions contemplated by this Agreement are publicly announced by the Press Release and the Form 8-K.

4.10 Future Sales of Securities. Purchasers will have no right of first refusal, right of participation or other rights with respect to any future offers or sales of Ordinary Shares, ADSs or other securities by the Company, provided, however, the parties acknowledge the Company’s intent to commence a rights offering immediately following the Closing by which holders of Ordinary Shares and ADSs will be offered the right to purchase a number of the same securities as are sold in the Offering, at the same price and on substantially identical terms as the Offering, in proportion to the Ordinary Shares held at the time of that rights issue. Purchasers further acknowledge that, following the Offering, the Company may offer or sell other securities, including but not limited to the issuance or grant of (a) Ordinary Shares or ADSs upon the exercise of currently outstanding warrants or options, (b) options or other securities under the Company’s current or future incentive compensation plans, (c) bonds, debentures, long term promissory notes or other debt securities and (d) options, warrants or other equity derivative securities to lenders providing debt financing to the Company.

4.11 Warrants and Warrant Exercise Procedures. The terms and conditions of the Warrants are set forth in Exhibit B, and are supplemented as follows:

(a) The Warrants are transferable and an application shall be made to list the Warrants on the ASX.

(b) Warrants may be exercised in whole or in part. Upon partial exercise of a Warrant, the records of the Company’s registry for Ordinary Shares, Security Transfer Registrars, will be changed to reflect the exercise and evidence of the exercise will be available to the Purchaser upon request. No fractional share of an Ordinary Share will be issued upon any exercise of a Warrant and no fractional share of an ADS will be issued upon exchange of Warrant Shares for ADSs.

(c) A Warrant may be exercised by (i) written notice to the Company in accordance with Section 5.3 hereof and (ii) tender of the Warrant Exercise Price, in United States dollars or Australian dollars, to the Company. United States dollars tendered will be converted to Australian dollars as provided in Section 2.2 hereof.

(d) Unless the context otherwise requires, the issuance and sale of the Warrant Shares, and the exchange of Warrant Shares for ADSs, shall be effected in the same manner as the issuance of the Ordinary Shares and exchange of ADSs in the Offering set forth in Article II of this Agreement except that the Closing Date may be set by the Warrant holder in the notice of exercise so long as such Closing Date is no sooner than one (1) full business day after the date of notice of exercise as determined by Section 5.3 of this Agreement.

(e) If the Company establishes a record date for holders of Ordinary Shares or ADSs for the purpose of:

(i) entitling them to receive any dividend other than a cash dividend or other distribution, or any right to subscribe for or purchase additional shares or other securities of the Company, or to receive any other right (a “Non-Cash Dividend”);

(ii) any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another person or entity or other similar transaction (an “Organic Change”); or

(iii) any voluntary dissolution, liquidation or winding-up of the Company (a “Dissolution”);

then, the Company will mail or cause to be mailed to each registered holder of outstanding Warrants at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such Non-Cash Dividend, and stating the amount and character of such Non-Cash Dividend or (ii) the date on which any Organic Change or Dissolution, is to take place, and the time, if any, is to be fixed, as of which the holders of record of Ordinary Shares or ADSs shall be entitled to exchange their shares for securities or other property deliverable upon such Organic Change or Dissolution. Such notice shall be mailed at least fifteen (15) days prior to the record date therein specified, or if no record date shall have been specified therein, at least fifteen (15) days prior to such specified date, provided, however, failure to provide any such notice shall not under any circumstances affect the validity of such transaction.

(f) In connection with any (x) bona fide sale of all or substantially all of the Company’s assets to an acquiring person or entity or (y) other Organic Change involving an arm’s length third party or parties following which the Company is not the surviving entity and as a result of which the then current shareholders of the Company will not, directly or indirectly own 50% or more of the surviving entity, the Company shall elect in its sole discretion: (A) to require that the holders of outstanding Warrants exercise the outstanding Warrants prior to the consummation of such Organic Change, and if not so exercised, that the outstanding Warrants shall terminate upon consummation of such Organic Change, or (B) to secure from the person or entity purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement to issue to the holders of the outstanding Warrants, in exchange for the surrender of the Warrants, warrants of the Acquiring Entity (the “Replacement Warrants”) evidenced by a written instrument substantially similar in form and substance to the outstanding Warrants reflecting the adjustments required so as to preserve the value of the Warrants applicable at the closing of the transaction, by the terms of the Replacement Warrants. The Company shall give the holders of the outstanding Warrants written notice of such Organic Change at least twenty (20) days prior to the closing and consummation of such Organic Change and shall give notice of the record date pursuant to Section 4.11(e) hereof.

(g) If and to the extent permitted by the ASX Listing Rules, the outstanding Warrants will be subject to the following capital adjustments:

(i) Subdivision or Combination of Shares. If the Company at any time while any of the Warrants remain outstanding and unexpired shall subdivide or combine its Ordinary Shares, the number of Warrant Shares purchasable upon exercise of the outstanding Warrants and the Warrant Exercise Price of the outstanding Warrants shall be proportionately adjusted. Any adjustment under this Section 4.11(g)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective or, if earlier, the record date with respect to the subdivision or combination.

(ii) Stock Dividends and Distributions. If the Company at any time while any of the Warrants are outstanding and unexpired shall issue or pay the holders of its Ordinary Shares, or take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Ordinary Shares, then (A) the Warrant Exercise Price of the outstanding Warrants shall be adjusted in accordance with Section 4.11(g)(i) and (B) the number of Warrant Shares purchasable upon exercise of the outstanding Warrants shall be adjusted to the number of Ordinary Shares as if the outstanding Warrants been exercised immediately prior thereto.

(iii) Whenever the number of Warrant Shares purchasable upon exercise of the outstanding Warrants is adjusted, as herein provided, the Warrant Exercise Price payable upon the exercise of the outstanding Warrants shall be adjusted to that price determined by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of Warrant Shares purchasable upon exercise of the outstanding Warrants immediately prior to such adjustment, and (B) the denominator of which shall be the number of Warrant Shares purchasable upon exercise of the outstanding Warrants immediately thereafter.

(h) Under no circumstances will any of the rights of holders of outstanding Warrants or adjustments to outstanding Warrants set forth in subsections (e), (f) and (g) be given retroactive effect for the benefit of holders of Warrants that have previously been exercised or expired or otherwise terminated.

(i) In the event of any conflict or inconsistency between the provisions of this Article 4.11 and the provisions of the ASX Listing Rules, the latter shall prevail to the extent of that conflict or inconsistency.

(j) To the extent possible, the terms of the Warrants will be the same as the terms of the warrants to be issued in connection with the rights offering referred to in Section 4.10.

ARTICLE V
MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its own advisors, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchasers shall be solely responsible for payment of any transfer agent fees, depositary fees, stamp taxes and other taxes and duties levied in connection with the exchange of Ordinary Shares for ADSs or for the issuance, delivery or transfer of any Securities or ADSs to the Purchasers.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or the email address, respectively, set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least a majority of the Ordinary Shares purchased pursuant to this Agreement or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities; provided such Purchaser provides prior written notice to the Company and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 of this Agreement.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof, provided, however, that the validity, enforcement and interpretation of the Warrants and the Ordinary Shares and their issue shall be governed by Australian law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City and County of Denver, Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents). In any action or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect.

5.11 Remedies. In addition to all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership or any other kind of entity, or create a presumption that the Purchasers are acting in concert or as a “group” within the meaning of Section 13(d) of the Exchange Act.

5.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SAMSON OIL & GAS LIMITED	Address for Notice:

Samson Oil & Gas Limited 1331 17th Street, Suite 710 Denver, CO 80202 Attn: Chief Executive Officer
Terence M. Barr President, Chief Executive Officer and Managing Director

With a copy to (which shall not constitute notice):

Davis Graham & Stubbs LLP 1550 17th Street # 500 Denver, CO 80202 Attn: S. Lee Terry, Jr.

[Purchaser Signature Page – Subscription Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Telephone:
Facsimile:
Attention:

With a copy to (which shall not constitute notice):

Telephone:
Facsimile:
Attention:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

[Purchaser Signature Page – Subscription Agreement]

Telephone:
Facsimile:
Attention:

Subscription Amount:

Ordinary Shares:

Warrant Shares:

EIN Number:

[Purchaser Signature Page – Subscription Agreement]

EXHIBIT A

LIST OF PURCHASERS AND SUBSCRIPTION AMOUNTS

EXHIBIT B

TERMS AND CONDITIONS OF WARRANTS

1.	Each option entitles the holder to subscribe for and be allotted one fully paid ordinary share in the Company at an issue price of A$0.038.

2.	The options will expire at 5:00 p.m., Perth, Australia time, on March 31, 2017 (the Expiry Date).

3.	The options are exercisable at any time on or prior to the Expiry Date by notice in writing to the directors of the Company accompanied by payment of the exercise price.

4.	The options are transferable and an application will be made to the ASX for Official Quotation of the options.

5.	All shares issued upon exercise of the options will rank pari passu in all respects with the Company's then existing fully paid ordinary shares. The Company will apply for Official Quotation by the ASX of all shares issued upon exercise of the options.

6.	There is no right to a change in the exercise price of the options or to the number of shares over which the options are exercisable in the event of a new issue of capital during the currency of the options.

7.	In the event of any reorganisation of the issued capital of the Company on or prior to the Expiry Date, the rights of an optionholder will be changed to the extent necessary to comply with the applicable ASX Listing Rules rules in force at the time of the reorganisation.

8.	The options are subject to the additional terms and conditions set forth in the Subscription Agreement, dated as of March 20, 2013, among Samson Oil & Gas Limited and the warrantholder.